UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2012

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, DARA BioSciences, Inc, (the “Company”) announced several key changes in its organizational structure.  The Company announced that Christopher G. Clement, who has served as the Company’s Chief Operating Officer since January 2012, has taken on the additional title and responsibilities of President.  Additionally, David J. Drutz, M.D., who has served as the Company’s Chief Executive Officer and President since January 2012, will remain the Company’s Chief Executive Officer and will also assume the title of Chief Medical Officer.  A description of the biographical information, any related party transactions and the Company’s compensation arrangements with each of Mr. Clement and Dr. Drutz is set forth in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 5, 2012, which such description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: May 29, 2012	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer